Exhibit 10.1

THIRD AMENDMENT TO
THE REALOGY GROUP LLC
EXECUTIVE DEFERRED COMPENSATION PLAN

The Realogy Group LLC Executive Deferred Compensation Plan (the “Plan”) is hereby amended as follows, effective as of January 1, 2017:

1.    Section 3.01 of the Plan is hereby amended by adding the following paragraph immediately following the end thereof:

“Notwithstanding the foregoing, no Employee shall be an Eligible Employee under this Plan effective as of January 1, 2017.”

IN WITNESS WHEREOF, and as evidence of the adoption of this Third Amendment, Realogy Group LLC has caused the same to be executed by its duly authorized officer on this 15th day of December 2017.

ATTEST:		REALOGY GROUP LLC

/s/ Seth Truwit	By:	/s/ Marilyn J. Wasser
	Name:	Marilyn J. Wasser
	Title:	Executive Vice President, General Counsel and Corporate Secretary